Execution Version

1,596,350 Shares

CAROLINA FINANCIAL CORPORATION

Common Stock, Par Value $0.01 Per Share

UNDERWRITING AGREEMENT

June 6, 2018

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Carolina Financial Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Raymond James & Associates, Inc. (the “Underwriter”), and the individuals named in Schedule I hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriter, an aggregate of 1,596,350 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), of which (a) 1,500,000 shares are to be issued and sold by the Company (the “Firm Primary Shares”), and (b) 96,350 shares are to be sold by the Selling Stockholders (the “Firm Secondary Shares”), each Selling Stockholder selling the number of Firm Secondary Shares set forth opposite such Selling Stockholder’s name in Schedule I hereto. The Firm Primary Shares and the Firm Secondary Shares are collectively referred to in this Agreement as the “Shares.”

The Company and the Selling Stockholders wish to confirm as follows their agreement with the Underwriter in connection with the purchase of the Shares from the Company and the Selling Stockholders.

1.            Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (File No. 333-222550), including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended, including the financial statements, exhibits, and schedules thereto, at the time when it became effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Common Stock. “Time of Sale Information” shall mean the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto. All references in this Agreement to the Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

2.            Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, the Company agrees to issue and sell an aggregate of 1,500,000 Firm Primary Shares to the Underwriter, and the Selling Stockholders agree to sell an aggregate of 96,350 Firm Secondary Shares to the Underwriter, each Selling Stockholder selling the number of Firm Secondary Shares set forth opposite such Selling Stockholder’s name in Schedule I hereto. Upon the basis of the representations, warranties, and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase the Firm Primary Shares from the Company and the Firm Secondary Shares from each of the Selling Stockholders as set forth on Schedule I hereto at a purchase price of $42.25 per Share (the “Purchase Price Per Share”).

3.            Terms of Public Offering. The Company and the Selling Stockholders have been advised that the Underwriter proposes to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Underwriter’s judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

Not later than 12:00 p.m. EDT on the second business day following the date the Shares are released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriter shall reasonably request.

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4.            Delivery of the Shares and Payment Therefor. The closing for the purchase of the Shares shall be made at the offices of the Underwriter at the address stated above at 10:00 a.m. EDT, on June 11, 2018, or such other place, time and date as the Underwriter and the Company may agree (the time and date of such closing are called the “Closing Date”). The place of closing for the Shares and the Closing Date may be varied by agreement between the Underwriter and the Company.

Certificates or book entries for the Shares to be purchased hereunder shall be registered in such names and in such denominations as the Underwriter shall request prior to 9:30 am EDT, not later than the second full business day preceding the Closing Date. Such certificates, if any, shall be made available to the Underwriter in at the address stated above for inspection and packaging not later than 9:30 a.m. EDT on the business day immediately preceding the Closing Date. The certificates or book entries evidencing the Shares to be purchased hereunder shall be delivered to the Underwriter on the Closing Date, against payment of the purchase price therefore by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day next preceding the Closing Date, by the Company or the Selling Stockholders, as the case may be. Payment for the Firm Primary Shares sold by the Company hereunder shall be delivered by the Underwriter to the Company. The Company shall deliver the Firm Primary Shares through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct. Payment for the Firm Secondary Shares sold by the Selling Stockholders hereunder shall be delivered by the Underwriter to the Custodian (as defined herein).

Each Selling Stockholder hereby agrees that (i) he will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Firm Secondary Shares to be sold by such Selling Stockholder to the Underwriter, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement (as defined herein).

5.            Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriter as follows:

(a)            The Company will use its reasonable best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(h) hereof, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriter with copies of the form of Prospectus, in such number as the Underwriter may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) under the Act before the close of business on the first business day immediately following the date hereof.

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(b)            The Company will furnish to the Underwriter, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to the Underwriter, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as the Underwriter may reasonably request.

(c)            The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter be required by the Act or requested by the Commission.

(d)            The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to the Underwriter and counsel for Underwriter and obtain the Underwriter’s consent prior to filing any of those with the Commission.

(e)            The Company will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without the Underwriter’s prior consent.

(f)            The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon the Underwriter’s request, to file such document (if required to be filed pursuant to the Act) and to prepare and furnish without charge to the Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

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(g)            Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to the Underwriter, without charge, in such quantities as it has requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(h)            As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriter a prospectus is required by the Act to be delivered in connection with sales by the Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as the Underwriter may request for the distribution of the Shares, the Company will deliver to the Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriter is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its reasonable best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to the Underwriter, without charge, a reasonable number of copies thereof.

(i)            During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(j)            The Company will cooperate with the Underwriter and counsel for the Underwriter in connection with the registration or qualification of the Shares for offering and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriter may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise the Underwriter promptly in writing. The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of one year after the date hereof.

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(k)            The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(l)            During the period ending three years from the date hereof, upon receipt of a written request from the Underwriter, the Company will furnish to the Underwriter, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the Nasdaq Stock Market (“Nasdaq”) or any national securities exchange and (ii) from time to time such other information concerning the Company as the Underwriter may reasonably request.

(m)            If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 12 hereof) or if this Agreement shall be terminated by the Underwriter because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriter, but excluding wages and salaries paid by the Underwriter) reasonably incurred by the Underwriter in connection herewith.

(n)            The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

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(o)            For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options, rights or other instruments pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter, and to cause each officer and director of the Company set forth on Schedule II hereto to furnish to the Underwriter, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Underwriter waives such extension in writing.

(p)            The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(q)            The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(r)            The Company will timely file with Nasdaq all documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(s)            The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

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6.            Covenants and Agreements of the Selling Stockholders. Each Selling Stockholder covenants and agrees with the Underwriter as follows:

(a)            The Selling Stockholder will execute and deliver a Lock-Up Agreement, in the form previously delivered to the Underwriter.

(b)            The Selling Stockholder will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date, and the Selling Stockholder will advise the Underwriter prior to the Closing Date if any statements to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 9(l) hereof would be inaccurate if made as of the Closing Date.

7.            Representations and Warranties of the Company. The Company hereby represents and warrants to the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date, that:

(a)            The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated hereby. The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) for the Common Stock, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405 under the Act).

(b)            The Registration Statement conformed, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects, with the requirements of the Act. The most recent Prospectus conformed and when filed with the Commission pursuant to Rule 424(b) the Prospectus will conform, in all material respects, with the requirements of the Act.

(c)            The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Underwriter by or on behalf of the Underwriter specifically for inclusion therein, .

(d)            The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was file), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(e)            The Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein.

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(f)            The Time of Sale Information does not, and will not at the time of sale of the Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein.

(g)            Each Issuer Free Writing Prospectus (including, without limitation, any road show presentation that is a free writing prospectus under Rule 433 under the Act), when considered together with the Time of Sale Information at the time of sale of the Shares, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied or will comply with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. No Issuer Free Writing Prospectus conflicts or will conflict with the information in the Registration Statement or the Prospectus. The Company has not made any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Common Stock will not be required to be filed pursuant to the Act or, if required to be filed pursuant to the Act, has been timely filed.

(i)            The capitalization of the Company is and will be as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company (including the Firm Secondary Shares to be sold by the Selling Stockholders) have been, and as of the Closing Date, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Firm Primary Shares to be issued and sold to the Underwriter by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriter against full payment therefor in accordance with the terms hereof will be, validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company (including the Firm Secondary Shares to be sold by the Selling Stockholders) conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates for the Firm Primary Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Firm Primary Shares free and clear of any claim, encumbrance or defect in title, to the Underwriter purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Firm Primary Shares being sold by the Company are in valid and sufficient form.

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(j)            Each of the Company and its subsidiaries is duly organized and validly existing as a corporation, limited liability company or other organization in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k)            The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Exhibit 21 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017, which is incorporated by reference into the Registration Statement. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

(l)            There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act. Except as to which would not result in a Material Adverse Effect, all such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts.

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(m)            Neither the Company nor any of its subsidiaries is (i) in violation of (A) its certificate or articles of incorporation or bylaws, or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default, where the existence of such state of facts would have a Material Adverse Effect.

(n)            The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery of this Agreement by the Underwriter and the Selling Stockholders, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(o)            None of the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on Nasdaq, the registration of the Common Stock under the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s articles of incorporation or the Company’s bylaws or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default or Debt Repayment Triggering event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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(p)            Except as described (including through incorporation by reference) in the Time of Sale Information and the Prospectus, and except for options to purchase or other rights with respect to capital stock issued pursuant to the Company’s 2002 Stock Option Plan, 2006 Recognition and Retention Plan or 2013 Equity Incentive Plan, or the First South Bancorp, Inc. 1997 Stock Option Plan or 2008 Equity Incentive Plan, which the Company assumed in connection with the merger of First South Bancorp, Inc. with and into the Company, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(q)            Elliott Davis, LLC, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act and the Exchange Act.

(r)            The financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement.

(s)            Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect.

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(t)            All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(u)            The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

(v)            Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(w)            The Company and each of its subsidiaries have filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Time of Sale Information and the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date, all stock transfer and other taxes that are required to be paid in connection with the sale of the shares to be sold by the Company to the Underwriter will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

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(x)            Except as set forth in the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(y)            The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(z)            Except as otherwise disclosed in the Time of Sale Information and the Prospectus, each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Time of Sale Information and the Prospectus or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

(aa)          Except as otherwise disclosed in the Time of Sale Information and the Prospectus, each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Time of Sale Information and the Prospectus; and, except as described in the Time of Sale Information and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

(bb)          The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Time of Sale Information and the Prospectus present fairly in all material respects (i) the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Time of Sale Information and the Prospectus; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Time of Sale Information and the Prospectus; and all disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(cc)          The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd)          The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s President and Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; since the date of the most recent evaluation of such disclosure controls and procedures, except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and Nasdaq promulgated thereunder;

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(ee)          The Company and, to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are each in compliance in all material respects with Section 402 of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder;

(ff)          The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Act with the offer and sale of the Shares pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than shares of Common Stock used pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Time of Sale Information and the Prospectus;

(gg)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith;

(hh)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

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(ii)            The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the “United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (the “Patriot Act”) or the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency;

(jj)            No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

(kk)          Except as otherwise disclosed in the Time of Sale Information and the Prospectus, the Company and its subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Except as set forth in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

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(ll)            Except as otherwise disclosed in the Time of Sale Information and the Prospectus, each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any material part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. Neither the Company nor any of its subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(mm)        The Company has procured Lock-Up Agreements, in the form of Exhibit A attached hereto, from each of the Company’s senior executive officers and directors.

(nn)         To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(oo)        Except as otherwise disclosed in the Time of Sale Information and the Prospectus, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(pp)        Except as otherwise disclosed in the Time of Sale Information and the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

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8.            Representations and Warranties of the Selling Stockholders Each Selling Stockholder hereby represents and warrants, severally and not jointly, to the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date, that:

(a)             The Selling Stockholder is the lawful owner of the Firm Secondary Shares to be sold by the Selling Stockholder pursuant to this Agreement and has, and on the Closing Date, will have, good and valid title to such Firm Secondary Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(b)            The Selling Stockholder has full legal right, power and authority, and all consents, approvals, authorizations and orders required, to enter into (i) this Agreement, (ii) the Stock Custody Agreement executed and delivered by the Selling Stockholder and Computershare Shareholder Services, Inc., as custodian (the “Custodian”), relating to the deposit of the Firm Secondary Shares to be sold by the Selling Stockholder (the “Custody Agreement”), and (iii) the Power of Attorney appointing certain individuals named therein as the Selling Stockholder’s attorneys-in-fact (the “Attorneys”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”) to sell, assign, transfer and deliver the Firm Secondary Shares to be sold by the Selling Stockholder in the manner provided herein. The Selling Stockholder, if not an individual, has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of its jurisdiction (or organization).

(c)            Each of the Agreement, the Custody Agreement, and the Power of Attorney of the Selling Stockholder has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, the Underwriter and the other Selling Stockholders, is a valid and binding agreement of the Selling Stockholder, enforceable as to the Selling Stockholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and, pursuant to the Power of Attorney, the Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on the Selling Stockholder’s behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Firm Secondary Shares to be sold by the Selling Stockholder pursuant to this Agreement.

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(d)            Except as would not prevent or impair the consummation of the transactions contemplated by this Agreement, none of the sale of the Firm Secondary Shares by the Selling Stockholder, the execution, delivery or performance by the Selling Stockholder of this Agreement, the Custody Agreement and the Power of Attorney of the Selling Stockholder by or on behalf of the Selling Stockholder, the compliance by the Selling Stockholder with all the provisions hereof and thereof nor the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby (i) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under, the organizational documents of the Selling Stockholder, if the Selling Stockholder is not an individual, or any agreement, indenture, lease or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any property of the Selling Stockholder is bound or (ii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Selling Stockholder or any property of the Selling Stockholder. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court, regulatory body, administrative agency or other governmental body, agency or official is necessary or required for the performance by the Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Firm Secondary Shares by the Selling Stockholder hereunder or the consummation of the transactions contemplated by this Agreement to be performed by the Selling Stockholder, except filings on Form 3, Form 4, Schedule 13D or Schedule 13G, as applicable, or such filings, consents, approvals, authorizations, registrations, qualifications or decrees as may have previously been made or obtained or as may be required under the Act or state securities laws.

(e)            The information in the Prospectus under the caption “Selling Stockholders” that specifically relates to the Selling Stockholder (such information, with respect to all Selling Stockholders, the “Selling Stockholder Information”) does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            At any time prior to the Closing Date, if there is any change in the Selling Stockholder Information, the Selling Stockholder will immediately notify the Company and the Underwriter of such change.

(g)            Other than excepted activity pursuant to Regulation M under the Exchange Act, the Selling Stockholder has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(h)            Certificates in negotiable form or book-entry security entitlements for the Firm Secondary Shares to be sold by the Selling Stockholder hereunder have been placed in custody, for delivery under this Agreement, under the Power of Attorney and Custody Agreement made with the Custodian. The Selling Stockholder agrees that the shares represented by the certificates or book-entry security entitlements held in custody for the Selling Stockholder under such Power of Attorney and Custody Agreement are subject to the interests of the Underwriter hereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable and that the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event. Upon delivery of and payment for the Firm Secondary Shares to be sold by the Selling Stockholder pursuant to this Agreement, good and valid title to such Shares will pass to the Underwriter, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

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(i)            The Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(j)            There are no legal or governmental proceedings pending to which the Selling Stockholder is a party or of which any property of the Selling Stockholder is the subject which, if determined adversely to the Selling Stockholder, individually or in the aggregate, would prevent or impair the consummation of the transactions contemplated by this Agreement.

(k)            Except as otherwise disclosed to the Underwriter in writing, neither the Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA bylaws) of FINRA.

(l)            Without the prior consent of the Underwriter, the Selling Stockholder has not made and will not make any offer relating to the Firm Secondary Shares that would constitute a “free writing prospectus,” as defined in Rule 405 (any such “free writing prospectus” of any Selling Stockholder, a “Selling Stockholder Free Writing Prospectus”), and it has not used, referred to or distributed, and will not use, refer to or distribute, any such Selling Stockholder Free Writing Prospectus. Any Selling Stockholder Free Writing Prospectus consented to by the Underwriter is hereinafter referred to as a “Selling Stockholder Permitted Free Writing Prospectus.” Each Selling Stockholder represents that it has complied and will comply with the requirements of Rule 433 applicable to any Selling Stockholder Permitted Free Writing Prospectus of such Selling Stockholder, including timely filing with the Commission where required, legending and record-keeping. Other than the Registration Statement, the Time of Sale Information and the Prospectus, the Selling Stockholder (including its agents and representatives, other than the representatives in their capacity as such, and the Company) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer-Represented Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 of the 1933 Act Regulations or (ii) the documents listed on Schedule II hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Underwriter.

(m)            The Selling Stockholder is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA and the regulations thereunder.

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The Selling Stockholder acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 9 hereof, counsel to the Company and counsel to the Underwriter, may rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance. Any certificate signed by, or on behalf of, the Selling Stockholder delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Selling Stockholder to the Underwriter as to the matters covered thereby.

9.            Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriter and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5(j), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriter in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares; (v) the fees and expenses associated with listing the Shares on Nasdaq; (vi) the cost of preparing any stock certificates; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the Underwriter; (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (x) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in any “roadshow” for the offering contemplated hereby. Except as provided in this Section 9 and in Section 10 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(m) hereof, the Company agrees to reimburse the Underwriter as provided in Section 5(m); provided that no expense will be reimbursed more than once. The Selling Stockholders, severally and not jointly, will pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including (x) the fees and expenses of any custodian or attorney-in-fact and expenses associated with communications with and collection of documents from the Selling Stockholders, (ii) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Firm Secondary Shares to be sold by the Selling Stockholders to the Underwriter, and (iii) the fees and disbursements of their respective counsel, accountants and other advisors.

10.          Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, partners, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of the Underwriter, expressly for use in connection therewith or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law, which is included as part of, or resulting in or is alleged to result in, any Damages arising out of or based upon any matter covered by clause (i); provided, however, that with respect to any untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter or to any officer, director, employee or agent of the Underwriter) from whom the person asserting any such Damages purchased the Shares concerned if both (A) a copy of the Time of Sale Information was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act and (B) the untrue statement or omission in the Preliminary Prospectus was corrected in the Time of Sale Information. This indemnification shall be in addition to any liability that the Company may otherwise have.

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In addition to its other obligations under this Section 10, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as set forth in this Section 10, the party against whom indemnification is being sought will reimburse the Underwriter on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company to reimburse the Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter shall promptly return it to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to the Underwriter within 30 days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

Subject to the limitations in this paragraph, each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, the directors, officers, partners, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with such Selling Stockholder’s Selling Stockholder Information; provided, however, that with respect to any untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter or to any officer, director, employee or agent of the Underwriter) from whom the person asserting any such Damages purchased the Firm Secondary Shares concerned if both (A) a copy of the Time of Sale Information was not sent or given to such person at or prior to the written confirmation of the sale of such Firm Secondary Shares to such person as required by the Act and (B) the untrue statement or omission in the Preliminary Prospectus was corrected in the Time of Sale Information. This indemnification shall be in addition to any liability that the Selling Stockholders or any Selling Stockholder may otherwise have. Notwithstanding the provisions of this Section 10, the aggregate liability of a Selling Stockholder under this Section 10 shall not exceed the net proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) received by such Selling Stockholder from the sale of Firm Secondary Shares under this Agreement.

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If any action or claim shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought jointly and severally against the Company and the Selling Stockholders, the Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to the Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying party(s), and the Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter could reasonably be expected to conflict with or be inconsistent with those available to the Company or the Selling Stockholders, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person (but the Company and the Selling Stockholders, as applicable, shall not be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for the Underwriter and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first and second paragraph of this Section 10.

The Underwriter agrees to indemnify and hold harmless the Company and the Selling Stockholders, their respective directors, their respective officers who sign the Registration Statement and any person who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Selling Stockholders to the Underwriter, but only with respect to information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company or the Selling Stockholder, any of their respective directors, any of their respective officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph, the Underwriter shall have the rights and duties given to the Company and the Selling Stockholders by the immediately preceding paragraph (except that if the Company and the Selling Stockholders shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter’s expense), and the Company and the Selling Stockholders, their respective directors, their respective officers and any such controlling persons, shall have the rights and duties given to the Underwriter by the immediately preceding paragraph.

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In any event, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the indemnified party or any person who controls the indemnified party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

If the indemnification provided for in this Section 10 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriter on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriter on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriter on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and the total underwriting discount and commissions received by the Underwriter. The relative fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriter on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders, or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 was determined by a pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the second paragraph of this Section 10, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 10 and the several, not joint, representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, the Selling Stockholders, their respective directors or officers or any person controlling the Company or the Selling Stockholder, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Company or the Selling Stockholders, their respective directors or officers or any person controlling the Company or the Selling Stockholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

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It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second paragraph of this Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of FINRA. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such arbitration would be limited to the operation of the interim reimbursement provisions contained in the second and fourth paragraphs of this Section 10, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the second paragraph of this Section 10.

11.          Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase the Shares hereunder are subject to the following conditions:

(a)          The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Underwriter, and all filings required by Rules 424(b) and 430A under the Act shall have been timely made.

(b)          The Underwriter shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the capital stock of the Company (other than pursuant to the exercise of stock options disclosed in the Prospectus) or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or its subsidiaries that makes it impractical or inadvisable in the Underwriter’s judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c)          The Underwriter shall have received on the Closing Date an opinion of Nelson Mullins Riley & Scarborough LLP, counsel to the Company, in form and substance satisfactory to the Underwriter, substantially to the effect that:

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(i)          The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.

(ii)          Each of the Company’s subsidiaries is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect; and all of the outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other subsidiaries, free and clear of any perfected security interest, or any other security interest, lien, adverse claim, equity or other encumbrance.

(iii)          The capitalization of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption “Capitalization” and the Shares conform in all material respects to the description of the Common Stock in the Prospectus. Except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

(iv)          All shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, and no such rights will exist as of the Closing Date.

(v)          To such counsel’s knowledge, all offers and sales of the Company’s securities have been made in compliance in all material respects with the registration requirements of the Act and other applicable state securities laws or regulations or applicable exemptions therefrom.

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(vi)          To the knowledge of such counsel after reasonable inquiry, neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or bylaws and is not in default in the performance of any obligation, agreement or condition contained in any bond, indenture, note or other evidence of indebtedness or any other agreement or obligation of the Company, where the default would have, individually or in the aggregate, a Material Adverse Effect.

(vii)        Neither the offer, sale or delivery of the Shares by the Company, the execution, delivery or performance by the Company of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws of the Company or any material agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties is bound or (B) creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree that is known to such counsel and is applicable to the Company or any of its properties.

(viii)       Except as described in the Registration Statement or Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of such counsel, threatened, against or involving the Company or its subsidiaries, or the properties of either the Company or any of its subsidiaries: (A) which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor, to the knowledge of such counsel, is there any basis for any such action, suit, inquiry, proceeding or investigation; or (B) that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein.

(ix)          Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments described or referred to in the Registration Statement and the Prospectus, and such agreements, contracts (and forms of contracts), indentures, leases or other documents or instruments are fairly summarized or disclosed in all material respects therein, and filed as exhibits thereto as required, and such counsel does not know of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed that have not been so summarized or disclosed or filed.

(x)           No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriter under this Agreement.

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(xi)          The Company satisfies all of the requirements of the Act for use of an automatic shelf registration statement on Form S-3 for the offering of Shares contemplated by this Agreement.

(xii)         The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the certificate of incorporation and bylaws of the Company and the General Corporation Law of the State of Delaware.

(xiii)       The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(xiv)       The Company has all requisite power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriter as provided herein. The Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(xv)        The Shares to be issued and sold to the Underwriter by the Company hereunder have been duly authorized for issuance and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, (A) such Shares will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company and (B) good and valid title to such Shares, free and clear of any claim, encumbrance or defect in title of any nature (other than any arising by or through the Underwriter), will pass to the Underwriter that has purchased the Shares in good faith and without knowledge of any such claim, encumbrance or defect.

(xvi)       The Registration Statement automatically became effective under the Act upon filing with the Commission. The Company is a well-known seasoned issuer as defined in Rule 405 under the Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b). Any required filing of any Issuer Free Writing Prospectus pursuant to Rule 433 under the Act has been made in the manner and within the time period required by Rule 433(d).

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(xvii)      The Registration Statement, the Time of Sale Information and the Prospectus, including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus, including any document incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be given) comply as to form in all material respects with the requirements of the Act and other applicable rules and regulations of the Commission.

(xviii)     The descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings, insofar as they purport to summarize certain of the provisions thereof, are accurate in all material respects and fairly present the information required to be presented by the Act and the rules and regulations thereunder.

(xix)       The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal investor” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(xx)        The Shares have been approved for listing on the Nasdaq Capital Market.

(xxi)       The statements (i) in the Prospectus under the captions “Risk Factors,” “Description of Our Capital Stock,” and “Underwriting” and (ii) in Item 14 and Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company’s certificate of incorporation or bylaw provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and the Underwriter are justified in relying thereon. Copies of all such certificates shall be furnished to the Underwriter and the Underwriter’s counsel on the Closing Date, as the case may be.

In addition to the opinion set forth above, such counsel shall state that during the course of his participation in the preparation of the Registration Statement, any Preliminary Prospectus, the Time of Sale Information and the Prospectus and the amendments thereto, nothing has come to the attention of such counsel that has caused him to believe or given him reason to believe that the Registration Statement, any Preliminary Prospectus, the Time of Sale Information or the Prospectus or any amendment thereto (except for the financial statements and other financial and accounting information contained therein or omitted therefrom as to which no opinion need be expressed), at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Time of Sale Information or the Prospectus as of the date of this opinion (except as aforesaid), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(d)          The Underwriter shall have received on the Closing Date and opinion of Nelson Mullins Riley & Scarborough LLP, counsel to the Selling Stockholders, substantially to the effect that:

(i)          Each of the Agreement and the Custody Agreement have been duly executed and delivered by each Selling Stockholder.

(ii)          Neither the offer, sale or delivery of the Shares being sold by each Selling Stockholder, the execution, delivery or performance by each Selling Stockholder of this Agreement, compliance by each Selling Stockholder with all provisions hereof nor consummation by each Selling Stockholder of the transactions contemplated hereby that are applicable to them (A) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree that is known to such counsel and is applicable to any such Selling Stockholder,

(iii)         No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of any Selling Stockholder (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the sale of the Shares by any Selling Stockholder to the Underwriter under this Agreement.

(e)          The Underwriter shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Bryan Cave Leighton Paisner LLP, as counsel for the Underwriter, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as the Underwriter may reasonably request, and the Company and its counsel shall have furnished to the Underwriter’s counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f)          The Underwriter shall have received letters addressed to the Underwriter and dated the date hereof and the Closing Date, from (i) the firm of Elliott Davis, LLC, independent certified public accountants and (ii) the Chief Financial Officer of the Company, substantially in the forms heretofore approved by the Underwriter.

(g)          (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date, and the Underwriter shall have received a certificate, dated the Closing Date and signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company (or such other officers as are acceptable to the Underwriter) to the effect set forth in this Section 11(f) and in Sections 11(b) and 9(i) hereof.

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(h)          The Company shall not have failed in any material respect at or prior to the Closing Date, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

(i)          The Company shall have furnished or caused to have been furnished to the Underwriter such further certificates and documents as the Underwriter shall have reasonably requested.

(j)          At or prior to the Closing Date, the Underwriter shall have received the written commitment Lock-Up Agreements from each of the individuals set forth on Schedule III hereto.

(k)          The Shares to be delivered on the Closing Date shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(l)          The Underwriter shall be satisfied that, and the Underwriter shall have received a certificate dated the Closing Date, from each Selling Stockholder to the effect that, as of the Closing Date: (i) the representations and warranties made by such Selling Stockholders herein are true and correct in all material respects on the Closing Date and (ii) such Selling Stockholder has complied with all obligations and satisfied all conditions that are required to be performed or satisfied on his or its part at or prior to the Closing Date.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter and its counsel.

If any of the conditions hereinabove provided for in this Section 11 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Underwriter by notifying the Company of such termination in writing at or prior to such Closing Date, but the Underwriter shall be entitled to waive any of such conditions.

12.           Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto, and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 9 and 10 shall at all times be effective.

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13.           Termination of Agreement. This Agreement shall be subject to termination in the Underwriter’s absolute discretion, without liability on the part of the Underwriter to the Company or the Selling Stockholders, by notice to the Company and the Selling Stockholders, if prior to the Closing Date, in the Underwriter’s sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq, (ii) trading in securities generally on the NYSE or Nasdaq shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial, or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in the Underwriter’s judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel and to the Selling Stockholders by telephone or electronic mail and shall be subsequently confirmed by letter.

14.           Information Furnished by the Underwriter. The Company and the Selling Stockholders acknowledge that the ““Price Stabilization, Short Positions, and Penalty Bids” under the caption “Underwriting” in any Preliminary Prospectus and the Prospectus, constitute or will constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 7(c), 7(e), and 10 hereof.

15.           Miscellaneous. Except as otherwise provided in Sections 5, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:

(i)             to the Company

Carolina Financial Corporation

288 Meeting Street

Charleston, South Carolina 29401

Attention: Jerold L. Rexroad

with a copy to:

Nelson Mullins Riley & Scarborough LLP

One Wells Fargo Center, 23rd Floor

301 South College Street

Charlotte, NC 28202

Attention: B.T. Atkinson

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(ii)            to the Underwriter

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: John Critchlow

with a copy to:

Bryan Cave Leighton Paisner LLP

One Atlantic Center 14th Floor

1201 W. Peachtree St., N.W.

Atlanta, GA 30309-3471

Attention: Jonathan S. Hightower

16.           Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Selling Stockholders, and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

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17.           No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, the Company and each of the Selling Stockholders acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriter, on the other hand; (ii) the Underwriter has been retained solely to act as an underwriter and is not acting as advisors, expert or otherwise, to either the Company or the Selling Stockholders in connection with this offering, the sale of the Shares, or any other services the Underwriter may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (iii) the relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company, the Selling Stockholders, and the Underwriter based on discussions and arms’ length negotiations and the Company and the Selling Stockholders understand and accept the terms, risks, and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriter may have to the Company or the Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company and the Selling Stockholders acknowledge that the Underwriter may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Company and the Selling Stockholders for the Shares and such interests may differ from the interests of the Company and the Selling Stockholders, and the Underwriter has no obligation to disclose, or account to the Company or the Selling Stockholders for any benefit it may derive from such additional financial interests. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by the applicable law, any claims they may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of its shareholders, managers, employees, or creditors or the Selling Stockholders.

18.           Research Analyst Independence. The Company and each of the Selling Stockholders acknowledge that (a) the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and is subject to certain regulations and internal policies, and (b) the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock, and/or the offering that differ from the views of its investment banking division. The Company and the Selling Stockholders, severally and not jointly, hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriter’s independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by the Underwriter’s investment banking division. The Company and the Selling Stockholders acknowledge that the Underwriter is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

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Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders, and the Underwriter.

Very truly yours,

CAROLINA FINANCIAL CORPORATION

By:	/s/ Jerold L. Rexroad
Jerold L. Rexroad
President and Chief Executive Officer

THE SELLING STOCKHOLDERS
named in Schedule I hereto, acting separately

/s/ Jerold L. Rexroad
Jerold L. Rexroad

/s/ William A. Gehman III
William A. Gehman III

/s/ Jerold L. Rexroad
Jerold L. Rexroad, as attorney-in-fact acting on
behalf of the other Selling Stockholders named
in Schedule I hereto, acting separately

CONFIRMED AND ACCEPTED

as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Douglas F. Secord
Name:	Douglas F. Secord
Title:	Managing Director

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SCHEDULE I

Schedule of Selling Stockholders

Name	No. of Firm Secondary Shares
National Financial Services, LLC FBO Jerold L. Rexroad	33,600
Jerold L. Rexroad	15,000
David L. Morrow	25,000
William A. Gehman, III	10,000
Jeffrey L. Deal, M.D.	9,000
Fowler Williams	3,750
Total	96,350

SCHEDULE II

Issuer Free Writing Prospectus

None.

SCHEDULE III

Persons Subject to Lock-up

Beverly Ladley

W. Scott Brandon

Robert G. Clawson, Jr

Robert M. Moïse, CPA

Jeffery L. Deal, M.D.

Gary M. Griffin

David L. Morrow

Michael P. Leddy

Daniel H. Isaac, Jr.

Jerold L. Rexroad

Thompson E. Penney

Frederick N. Holscher

Claudius E. Watts IV

Lindsey A. Crisp

M. J. Huggins, III

Fowler Williams

William A. Gehman, III

EXHIBIT A

Form of Lock-up Agreement

June 6, 2018

Carolina Financial Corporation

288 Meeting Street

Charleston, South Carolina 29401

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Re:	Carolina Financial Corporation (the “Company”) - Restriction on Stock Sales

Dear Sirs:

This letter is delivered to the Underwriter pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, Raymond James & Associates, Inc. (the “Underwriter”), and any selling stockholders party thereto. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriter intends to effect a public offering of Common Stock, par value $0.01 per share, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-3, File No. 333-222550 (the “Registration Statement”), as filed with the Securities and Exchange Commission on January 12, 2018 (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options, rights, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriter that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriter to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 60 days after the date of the Company’s Prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of the Underwriter or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period, notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the company issues a release concerning earnings or material news or a material event relating to the company occurs; or (y) prior to the expiration of the Lock-Up Period, the company announces it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period; the restrictions imposed in this letter agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

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Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, the Underwriter has agreed that the foregoing restrictions shall not apply to:

(1)	the Company Securities being offered in the prospectus included in the Registration Statement; or

(2)	any grant or exercise of a Company Security pursuant to the Company’s 2002 Stock Option Plan, 2006 Recognition and Retention Plan or 2013 Equity Incentive Plan, or the First South Bancorp, Inc. 1997 Stock Option Plan or 2008 Equity Incentive Plan, which the Company assumed in connection with the merger of First South Bancorp, Inc. with and into the Company, including, but not limited to, the delivery or sale of other Company Securities owned by the undersigned in connection with the exercise of a Company Security granted under such plans.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the Underwriter will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

[Name of Stockholder]
A-2